EXHIBIT 10.58
                              SETTLEMENT AGREEMENT

         This Settlement Agreement made as of August 25, 1999 by and between NATIONAL BOSTON MEDICAL, INC., a Nevada corporation, with offices at 43 Taunton Green, 3rd Floor, Taunton, Massachusetts 02780 ("NBM") and WORKHORSE COMPUTERS, INC. f/k/a Remote Information Systems, Inc., with offices at 1004 Silbury Drive, Austin, TX 78758 and DOUG JONES (collectively referred to herein as "WCI").

         Currently NBM owes $22,274.17 to WCI. In exchange for the following consideration as well as other good and valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. NBM shall pay WCI and WCI shall accept $11,000 on or before August 27, 1999 with no additional interest accruing thereon and no penalty for prepayment.

         2. NBM shall issue 74,982 shares of its restricted common stock to WCI (or its designee) within two (2) weeks of execution of this Agreement.

         3. Upon receipt of the items contained in numbers 1 and 2 above, WCI shall immediately cause a General Release of All Claims to be executed in favor of NBM.

         Should the foregoing terms meet with your approval, please acknowledge such by affixing your name hereto.


         NATIONAL BOSTON MEDICAL, INC.            DOUG JONES


         By:/s/ Daniel J. Hoyng                   By:/s/ Douglas Jones
         -----------------------------            ------------------------
         Daniel Hoyng, co-CEO/Chairman            Doug Jones


         WORKHORSE COMPUTERS, INC.


         By:/s/ Douglas Jones
         ------------------------------
         Doug Jones, President